Dated                           11 March                            1996
------------------------------------------------------------------------



                            (1) CROSSCO (157) LIMITED

                                     - and -

                              (2) JOHN EDWARD WEIR





                                SERVICE AGREEMENT




                                                             DIBB LUPTON
                                                              BROOMHEAD
                                                     ---------SOLICITORS--------

THIS AGREEMENT is made the 11th day of March 1996

B E T W E E N :

(1) CROSSCO (157) LIMITED (Company No. 3080257) whose registered office is at Cross House, Westgate Road, Newcastle-upon-Tyne NE99 1SB (the "COMPANY");

         AND

(2) JOHN EDWARD WEIR of 7 St. John's Court, Backworth, Newcastle-upon-Tyne NE27 0HB (the "EXECUTIVE").

IT IS AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

      1.1 In this agreement and the Schedule to this agreement where it is appropriate in context singular words shall include the plural and vice versa. Words defined below shall have the following respective meanings:

               "Appointment" means the employment of the Executive under the terms of this agreement and the Schedule;

               "Board" means the board of directors of the Company from time to time;

               "Business"    means the business of the manufacture, sale, supply
                             or provision of chemicals, fine
                                chemicals or pharmaceutical products or research and development of the same carried on by the Company and any company in the Group from time to time;

               "ChiRex" means ChiRex Inc., a Delaware corporation with its principal office at 33 Locke Drive, Marlborough MA 01752, the Company's holding company for the time being;

               "ChiRex Board"   means the board of directors of ChiRex from
                                time to time;



               "Group" or       means the Company and all companies which are
               "Group           for the time being either a holding company of
               Companies"       the Company or a subsidiary or associated
                                company of either the Company or any such holding company;


               "Managing        means the managing director of the Company
               Director"        from time to time;


               "associated       in relation to a company means any company in
               company" which that company or any holding company of it is directly or indirectly beneficially interested in ten per cent. or more of the relevant company's issued ordinary share capital; and




               "subsidiary    have the meanings ascribed to them by Section 736
               company" and   of the Companies Act 1985 or any statutory
               "holding       modification or re-enactment thereof.
               company"

1.2 This agreement shall be read and construed without reference to its Clause headings which are included for convenience only.

1.3 This agreement shall be construed and governed by English Law and the parties submit to the non-exclusive jurisdiction of the English Courts.

1.4 References to any legislation shall be construed as references to legislation as from time to time amended re-enacted or consolidated.

1.5 References to Clauses, the parties and the Schedule are respectively to Clauses of and the parties and the Schedule to this agreement.

1.6 Save as otherwise defined words and expressions shall be construed in accordance with the Interpretation Act 1978.

2.    APPOINTMENT AND TERM

      2.1 The Company shall employ the Executive and the Executive shall be employed by the Company as Finance Director of Sterling Organics Limited.

      2.2 The Appointment shall commence on the date hereof (subject to any period of continuous employment provided in the Schedule) and subject to the provisions of Clause 12.1 of this agreement shall continue until terminated by at least 12 months written notice given by either party to the other.

      2.3 The Executive shall report to such person as is nominated by the Managing Director.

3.    DUTIES

      3.1   The Executive shall during the Appointment:-

            3.1.1 be responsible directly to the Board and carry out all such powers and duties and observe all such directions as the Board may from time to time reasonably assign to him;

            3.1.2 devote the whole of his time and attention and use his best endeavours to promote the interests of the Company and the Group and shall not engage in any activity which may be or become harmful to or contrary to the interests of the Company or any Group Company;

            3.1.3 in the discharge of his duties and in the exercise of his powers observe and comply with all reasonable resolutions, regulations and directions from time to time made or given by the Board;

            3.1.4 travel and work within and outside the United Kingdom as may reasonably be required by the Board from time to time and conform to such hours of work as the Board may reasonably require PROVIDED that the parties shall negotiate appropriate additional remuneration if the Executive is required to travel and work outside the United Kingdom for more than 16 weeks in any calendar year; and

            3.1.5 accept (if offered) appointment as a director of any member of the Group and from time to time as requested by the Board (but not otherwise) resign any such appointment without claim.

      3.2 During the Appointment the Executive shall not, without the prior consent of the ChiRex Board, have any interest in any trade, business or occupation which is similar to the Business whether or not such trade, business or occupation is conducted for his profit or personal gain or that of any member of his family or household or any relative by marriage (save as a shareholder of not more than three per cent. of any public company whose shares are quoted on any recognised Stock Exchange).

      3.3 The Executive shall not make copies of any documents, memoranda or correspondence, computer disks, video tapes or any similar matter other than in the performance of his duties under this agreement or remove any such items from the premises of the Company or any Group Company except in the proper performance of his duties.

      3.4 The Executive shall not make any public statement to the media or otherwise relating to the affairs of the Company or any Company Group without the prior written consent of the Board.

4.    SALARY AND BONUS

      4.1 During the Appointment the Company shall pay to the Executive a salary at the rate of(pound)55,650 per annum such salary to accrue from day to day and to be inclusive of all or any sums receivable by the Executive as director's fees from any company in the Group. The salary shall be payable by equal monthly instalments in arrears on the 27th of each month.

      4.2 The Executive shall be entitled to participate each year during the term of this Agreement in a profit related bonus scheme to be finalised by the board on the basis that the Executive shall receive in relation to each calendar year he participates in the scheme (the first such payment being in relation to the whole of the calendar year 1996):

            4.2.1 a sum equal to one per cent. of the salary payable under Clause 4.1 as varied from time to time for every one per cent. by which the level of earnings before interest charges and tax ("EBIT") of ChiRex exceeds the projected level of EBIT of ChiREx set out in the business plan of ChiRex approved the ChiRex Board and after expiry of the term of that business plan, any annual business plan of ChiRex, up to a maximum of 25 per cent.; and

            4.2.2 such additional amount as the ChiRex Board in its absolute discretion deems fit where the maximum amount is payable pursuant to Clause 4.2.1.

      4.2 The Executive's salary shall be subject to review on each anniversary of the first day of the month in which this agreement is signed.

5.    OTHER BENEFITS AND EXPENSES

      5.1 The Executive shall be reimbursed, subject to the production of appropriate receipts or vouchers, all reasonable travelling, hotel and other out of pocket expenses wholly, necessarily and exclusively incurred by him in the discharge of his duties.

      5.2 Whilst the Executive is legally entitled to drive the Company shall provide the Executive with a motor car of the type specified on List A and otherwise in accordance with the car policy annexed as Annex 1 or an equivalent motor car. The Executive shall also be permitted to use the motor car for his own private purposes, including use on holiday (and use by other drivers who are not employees of the Company who are notified in writing to the Company with a copy of the current driving license of such person and are licensed to drive and insured for that purpose).

      5.3 The Company will pay all petrol and all other running costs incurred by the Executive on Company business and such costs incurred in relation to private mileage an allowance of(pound)1,200 to cover using the motor car referred to in Clause 5.2. The Executive shall at all times conform with all regulations which may from time to time be imposed by the Company with regard to motor cars provided by the Company for use by its officers or employees and shall return the car to the Company as directed on the termination of the Appointment.

      5.4 During the Appointment the Executive shall be entitled to be a member of the Company's pension scheme subject to and in accordance with its terms and conditions as amended from time to time and with such additional benefits as may be agreed with the Company from time to time.

      5.5 The Executive shall be entitled to benefits under the private health care scheme currently operated by the Company (a guide to membership of which is attached as Annex 2) or to a scheme offering broadly equivalent benefits to the Executive as the Company shall determine.

      5.6 The Executive shall be entitled to an annual private medical examination at the cost of the Company.

      5.7 The Executive shall, if the Managing Director so determines, be entitled to a mobile phone including payment of the coast of all charges relating to the rental or use thereof.

6.    HOLIDAYS

      6.1 The Executive shall be entitled to 28 working days holiday (and any public/bank holidays) in each holiday year such holidays to be taken at such time or times as the Board shall agree. The Company's holiday year runs from 1 January. The Executive may not carry any unused part of his holiday entitlement to a subsequent holiday year or claim pay in lieu thereof without the prior consent of the Managing Director

      6.2 In the holiday year during which the Executive's Appointment terminates the Executive shall be entitled to a rateable proportion of his annual holiday entitlement. Save in the case of dismissal on one or more of the grounds set out in Clause 12.1 or 12.3 of this agreement (in which case the Executive will have no holiday entitlement) upon the termination of the Executive's Appointment the Executive shall be entitled to salary in lieu of any outstanding holiday entitlement. If the Executive has taken more than his rateable holiday entitlement he will be required to repay ( including by way of deduction from any moneys which would otherwise be payable to the Executive upon the termination of the Appointment) to the Company any salary received in respect of the excess.


7.    ILLNESS

      If the Executive shall at any time be prevented by illness (including mental disorder) or accident from performing his duties and provided that he shall if required furnish the Company with evidence satisfactory to it of such incapacity and its cause, he shall receive his full remuneration for the period of such incapacity up to a maximum of six months (either continuous or comprising a number of broken periods) in any period of twelve months but thereafter shall not, unless otherwise agreed by the Board, be entitled to remuneration for as long as such incapacity shall continue. Payments will be inclusive of statutory benefits and the Company shall be entitled to deduct the amount of any other State Benefit to which the Executive may be entitled whether or not a claim is made.

8.    CONFIDENTIAL INFORMATION

      The Executive shall not either during his employment with the Company or any other Group Company (otherwise than in the performance of his duties) or afterwards use for his own or any other persons benefit or divulge or communicate to any other person any trade or business secret or other information of the Company or any Group Companies (or its or their customers) without the written consent of the Company or the relevant Group Companies as appropriate or as required by law PROVIDED that the Executive may disclose any such information in the ordinary course of business if it is in the best interests of the Company to do so. Such information includes without limitation:

      8.1 business methods and information of the Company and/or any Group Companies including prices charged, discounts given to customers or obtained from suppliers, transport rates, marketing and advertising programmes, costings, budgets, turnover, sales targets or other unpublished financial information;

      8.2 lists and particulars of the Company's and/or any Group Companies' suppliers and customers and the individual contacts at such suppliers and customers;

      8.3 manufacturing or production processes and knowhow employed by the Company and/or any Group Companies or its or their suppliers; and

      8.4 details as to the design of the Company's and/or any Group Companies' or its or their suppliers products and inventions or developments relating to future products.

      Upon termination of the Executive's employment he will forthwith return all documents or other carriers of information in his possession, custody or control which contain records of such information and all property in the Executive's possession, custody or control belonging to the Company and/or any Group Companies or its or their customers or suppliers.

      This restriction shall apply without limit in point of time but shall cease to apply to information or knowledge which shall come (otherwise than by breach of this Clause) into the public domain.

9.    RESTRICTIVE COVENANTS

      9.1 Except with the prior written consent of the Company the Executive shall not for a period of 9 months after the termination of the Executive's employment within the United Kingdom directly or indirectly set up, carry on, be employed in, provide services to, be associated with or be engaged or interested in, whether as director, employee, principal, promoter, investor, agent, consultant or otherwise (except as the holder for investment of securities dealt in on a recognised Stock Exchange representing not more than three per cent. of each class of any shares so quoted in respect of any company) any business which at the date of termination of the Executive's employment, is engaged, interested or involved in the manufacture, sale, supply or provision of chemicals, fine chemicals or pharmaceuticals or any other goods or services sold or supplied by the

            Company and/or any Group Companies at the time of the termination of the Executive's employment (the "RESTRICTED GOODS/SERVICES")

            PROVIDED always that nothing in this sub-Clause 9.1 shall prevent the Executive from being engaged interested or involved in the sale supply or provision of the Restricted Goods/Services or any of them directly to members of the general public unless at the time of termination of the Executive's employment the Company and/or any of the Group Companies are engaged interested or involved in the sale supply or provision of the Restricted Goods/Services or any of them directly to members of the general public for their own use.

      9.2 Except with the prior written consent of the Company the Executive shall not for a period of two years after the termination of the Executive's employment in relation to the Restricted Goods/Services or any of them directly or indirectly on his own behalf or on behalf of any other person

            9.2.1 solicit or canvass the custom of or as a separate obligation

            9.2.2 deal with any person who at any time during the period of 12 months prior to the termination of the Executive's employment was a customer of the Company and/or any

            Group Companies or a potential customer with whom the Company and/or any Group Companies had dealings with a view to obtaining business.

      9.3 Except with the prior written consent of the Company the Executive shall not for a period of 12 months after the termination of the Executive's employment directly or indirectly on his own behalf or on behalf of any person employ, solicit or entice away or endeavour to employ, solicit or entice away any person who is at the date of termination or was at any time during the period of 12 months prior to the termination of the Executive's employment a director of the Company and/or any Group Companies or employed by the Company and/or any Group Companies in a technical, managerial or sales position.

      9.4 Except with the prior written consent of the Company, the Executive shall not in respect of the manufacture, sale, supply or provision of the Restricted Goods/Services or any of them use the name or words "Sterling Organics", "SepraChem" or "ChiRex" or any other name or words confusingly similar in any country in which

            9.4.1 at the time of the termination of the Executive's employment the Company and/or any Group Companies has registered or applied to register such name or names or any symbol associated therewith as a trade or service mark; or

            9.4.2 at any time during the period of 5 years prior to such termination the Company and/or any Group Companies has sold the Restricted Goods/Services or any of them or has otherwise used the trade/service mark "Sterling Organics", "SepraChem" or "ChiRex".

            Without prejudice to any statutory, common law or other rights this restriction shall cease to apply in each relevant country after 5 years from the date upon which the Company and/or any Group Companies has ceased to have a valid registration for or ceased to use the relevant trade/service mark (whichever is the later) in that country other than as a result of its sale or assignment.

      9.5 Each covenant and undertaking contained in this Clause 9 shall be read and construed independently of the other covenants and undertakings and if one or more shall be held to be invalid as an unreasonable restraint of trade or for any other reason the remaining covenants and undertakings shall be valid to the extent that they are not held to be so invalid.

      9.6 Whilst the covenants and undertakings in this clause 9 are considered by the parties to be fair and reasonable in all the circumstances and required for the protection of the Company's business and commercial interests if one or more should be held invalid as an unreasonable restraint of trade or for any other reason but would have been valid if part of the wording had been deleted the said covenants and undertakings shall apply with such deletions as may be necessary to make them valid and effective.

10.   GARDEN LEAVE

      Upon notice to terminate the employment being given by the Company or the Executive then if requested by the Company the Executive shall:-

      10.1 forthwith return all documentation, articles or property in his possession, custody or control of the Company and/or any Group Companies;

      10.2 forthwith return all documentation or articles which contain records of confidential information concerning the business of the Company and/or any Group Companies;

      10.3 not during the notice period enter onto the premises of the Company and/or any Group Companies without the prior written consent of the Company and/or the relevant Group Companies;

      10.4 not during the notice period contact or deal with the Company's and/or any Group Companies' customers suppliers or employees; and

      10.5 not during the notice period set up, carry on, be employed in, provide services to, be associated with, or be engaged or interested in whether as director, employee, principal, agent or otherwise howsoever (save as a shareholder of not more than three per cent. of any public company whose shares are quoted on any recognised Stock Exchange) any other business which is or is intended or about to be engaged concerned or involved in the manufacture sale supply or provision of the Restricted Goods/Services or any of them.

      PROVIDED that during the notice period the Executive's salary and other contractual financial benefits are continued to be paid by or on behalf of the Company.

      For the avoidance of doubt it is agreed that:-

      (1) the Executive's other duties and obligations whether contractual or otherwise and which are not inconsistent with the terms of this Clause shall continue in full force and effect during the notice period; and

      (2) the Company has no duty to provide the Executive with work during the period of his employment and in particular but not by way of limitation during the notice period.

11.   DESIGNS AND INVENTIONS

      11.1 All designs, inventions, programs discoveries or improvements ("Designs and Inventions") conceived apprehended or learned by the Executive during the course of or arising out of the Appointment (whether alone or together with any other person or persons) and which concern or are applicable to products or articles manufactured or sold by or to services provided by the Company and/or any company in the Group shall be the exclusive property of the Company.

      11.2 Any such Designs and Inventions shall be disclosed to the Company whether conceived apprehended or learned by the Executive during the course of or after the termination of the Appointment.

      11.3 The Executive shall at all times whether during the course of or after the termination of the Appointment:-

            11.3.1 not without the prior written consent of the Company apply for any patent or design registration as the case may be either in the United Kingdom or in any other part of the world for any such Design or Invention so conceived or made by him;

            11.3.2      if and whenever required by the Company
                        to do so (and in such manner as the
                        Company shall in its sole discretion
                        decide) apply as a nominee of or jointly with the Company for patent or design registration in the United Kingdom and as the Company may require any other part of the world for any such Design or Invention so conceived or made by him and shall sign all such documents and do all such things as may be necessary effectively to vest all applications at any time and from time to time pending and all resulting patents and design registration when granted and all right title and interest to and in the same in the Company absolutely as sole beneficial owner or as the Company may require; and

            11.3.3 upon demand by the Company sign all such documents execute all such deeds and do all such things as may be necessary for the purpose of obtaining patent or design registration for any such Designs or Inventions in any country in the world and for effectively vesting all and any such patents and design registration in the Company as sole beneficial owner or as the Company may require.

      11.4 The Executive irrevocably appoints and authorises the Company to act as his attorney and agent for the purposes of executing and/or signing all or any such documents as may be required to give the Company (and/or its nominee and/or assignee) the full benefit of the provisions of this Clause.

      11.5 The Company shall pay all expenses in connection with any application for patent or design registration made by the Executive as nominee for or jointly with the Company pursuant to this Clause.

      11.6 The Company shall indemnify the Executive against all liabilities to third parties in connection with or arising out of all and any applications and all and any resulting patents and design registrations which may be granted if and to the extent that any such liabilities arise from the act or default of the Company.

      11.7 It shall be presumed (but subject to proof to the contrary) that the subject matter of any application for a patent or design registration filed by the Executive or any assignee or agent of the Executive within 12 months after the termination of the Appointment and relating to goods or services of a kind with which the Executive was concerned in the course of his duties is a Design or Invention made by the Executive during the currency of the Appointment.

12.   TERMINATION

      12.1 The Executive's Appointment may be terminated immediately by the Company by notice in writing if at any time:-

            12.1.1 the Executive remains in breach of any of the provisions of this agreement fourteen days after receiving notice from the Company to rectify such breach;

            12.1.2 the Executive is guilty of any serious misconduct or wilful neglect in the discharge of his duties under the Appointment;

            12.1.3 the Executive is adjudicated bankrupt or makes any arrangement or composition with his creditors;

            12.1.4 the Executive is convicted of any criminal offence (other than minor offences under the Road Traffic Acts) which in the reasonable opinion of the Board materially and/or adversely affects his ability to continue in office as an employee or officer of the Company (including bringing himself or the Company into disrepute);

            12.1.5 the Executive refuses or fails to agree to accept employment on the terms and in the circumstances specified in clauses 12.5 or 12.6 of this agreement;

            12.1.6 the Executive ceases to be a director of any Group Company or becomes prohibited by law from being a director of any Group Company; or

      12.2 Upon termination under Clause 12.1, the Company shall not be obliged to make any further payment to the Executive beyond the amount of any remuneration actually due to the date of such termination.

      12.3  Upon the termination of the Appointment for whatever reason:-

            12.3.1 the Executive shall upon the request of the Company resign from all (if any) offices held by him in the Company or any company in the Group and all (if any) trusteeships and/or directorships of trustee companies held by him of any pension scheme or other trust established or subscribed to/by the Company and any company in the Group and in the event of his failure to do so the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to execute any documents and do all things necessary to constitute and give effect to such resignations;

            12.3.2 the Executive shall deliver up to the Company all correspondence, documents and other papers (including copies) and all other property belonging to the Company or any company in the Group (including the car specified in Clause 5) which may be in the Executive's possession or under his control;

            12.3.3 the Executive shall if so requested send to the Company Secretary a signed statement confirming that he has complied with sub-Clause 12.3.2 above.

      12.4 The Executive shall not at any time after the termination of the Appointment represent himself as being in any way connected with or interested in the Business of the Company or any company in the Group.

      12.5 If the Company is wound up for the purposes of reconstruction or amalgamation the Executive shall not as a result or by reason of any termination of the Appointment or the redefinition of his duties within the Company or the Group arising or resulting or from any reorganisation of the Group have any claim against the Company for damages for termination of the Appointment or otherwise so long as he shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms and conditions no less favourable to the Executive than the terms contained in this agreement.

      12.6 If the Executive shall at any time have been offered but shall have unreasonably refused or failed to agree to the transfer of this agreement by way of novation to a company which has acquired or agreed to acquire the whole or substantially the whole of the undertaking and assets or not less than fifty per cent. of the equity share capital of the Company the Executive shall have no claim against the Company by reason of the termination of the Appointment by the Company on three months' notice to the Executive given within one month of such offer.

      12.7 If the Company or the Executive terminates the Appointment the Company may in its absolute discretion make payment in lieu of salary and other benefits to which the Executive is entitled under this agreement for all or part of any period of notice required to be given by either party.

      12.8 The Company shall have the right to suspend the Executive from his duties and not to require the Executive to attend work or be provided with work during any period of notice whether given by the Company or the Executive. The Company shall not be required to give any reason for exercising its rights under this Clause but shall be required to provide the salary and other benefits to the Executive during the relevant period.

13.   GENERAL

      13.1 Notices may be given by either party by letter or telefacsimile message addressed to the other party at (in the case of the Company) its registered office for the time being and (in the case of the Executive) his last known address and any such notice given by letter shall be deemed to have been given at the time at which the letter would be delivered by first class post.

      13.2 Subject to the continuous period of employment of the Executive specified in the Schedule, this agreement is in substitution for all previous contracts of service between the Company and/or any company in the Group and the Executive (if any) and any such agreements shall be deemed to have been terminated by mutual consent as from the date on which the Appointment commenced.

14.   ENTIRE AGREEMENT

      This agreement sets out the entire agreement and understanding of the parties in relation to the Executive's employment and supersedes any prior agreements or understandings in relation to other Executive's employment by the Company or any member of the Group.

                                   SCHEDULE 1

Written Statement of Main Terms and Conditions of Employment as required by
Section 1 of the Employment Protection (Consolidation) Act 1978

1.    Parties
      The names and addresses of the Company and Executive are set out on page 1 of this agreement.

2.    Commencement of continuity of employment
      The Executive's continuous period commenced on 11 January 1971. The previous employment of the Executive with previous employers counts as part of the Executive's employment.

3.    Job Title
      The job title of the Executive is Finance Director of Sterling Organics Limited.

4.    Place of work
      The Executive will be based at the Company's offices at Dudley, Near Cramlington, Tyne & Wear but will be required to work at such other offices of the Company or any company in the Group as the Board shall decide from time to time.

5.    Remuneration
      See Clause 4 of this agreement.

6.    Hours of work
      The hours of work shall be such hours as may be required for the proper performance of the Executive's duties under this agreement.

7.    Holidays
      See Clause 6 of this agreement.

8.    Notice Period
      See Clause 2.2 of this agreement.

9.    Sick Pay
      There are no terms and conditions relating to incapacity for work save as set out in Clause 7 of this agreement.

10.   Retirement
      The normal age of retirement is 65.

11.   Pensions
      See Clause 5 of this agreement. A contracting out certificate is in force in respect of the employment.

12.   Grievance Procedure
      The Executive should refer any grievance he may have about his employment or about any disciplinary decision relating to him to the Chairman of the Board in writing. The reference will be dealt with by a majority present at a Board meeting whose decision shall be final.

13.   Disciplinary Rules
      There are no disciplinary rules relating to the Appointment other than those set out in paragraph 12 of this Schedule.

14.   Miscellaneous
      There are no collective agreements in force which affect the terms and conditions of the Executive's employment.

IN WITNESS of which the parties have executed this DEED as follows:

EXECUTED as a DEED by                      )
CROSSCO (157) LIMITED by these             )
signatures and DELIVERED                   )

                  Director                   /s/ Alan R. Clark

                  Director/Secretary         /s/ David F. Raynor

EXECUTED as a DEED and                     )
DELIVERED by JOHN EDWARD WEIR              ) /s/ John E. Weir
in the presence of:                        )

/s/ Robert Holmes                            Signature of witness

Robert Holmes                                Name of witness

117 The Meadow                               Address of witness

Leeds LS1 5JX



Solicitor                                    Occupation of witness